UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 3, 2008, IDT Corporation (the “Registrant”) filed a Form 8-K (the “Original 8-K”) reporting that the Registrant’s Compensation Committee of its Board of Directors (the “Compensation Committee”) had approved changes in compensation for Mr. Howard S. Jonas, the Registrant’s Chairman and Mr. James A. Courter, the Registrant’s Vice Chairman and Chief Executive Officer. In the Original 8-K, the Registrant reported that the information set forth therein was subject to the finalizing of revised definitive employment agreements between the Registrant and each of Mr. Courter and Mr. Jonas. The terms of these revised agreements were approved by the Compensation Committee on October 31, 2008.

On October 31, 2008, Mr. Jonas entered into an Amended and Restated Employment Agreement with the Registrant (the “Jonas Agreement”). The Registrant had previously reported in the Original 8-K grants to Mr. Jonas totaling 5,223,063 restricted shares of Common Stock. Pursuant to the Jonas Agreement (i) the term of Mr. Jonas’ employment with the Registrant (the “Term”) runs until December 31, 2013 and (ii) Mr. Jonas was granted 3,529,282 restricted shares of the of the Registrant’s Class B Common Stock and 2,650,000 restricted shares of the Registrant’s Common Stock in lieu of a cash base salary during the Term (collectively, the “Jonas Grants”). The Jonas Grants are in lieu of, and not in addition to, the grant of 5,223,063 restricted shares of Common Stock reported in the Original 8-K.

The Jonas Grants vest in different installments throughout the Term as delineated in the Jonas Agreement. Pursuant to the Jonas Agreement, all of the restricted shares payable to Mr. Jonas under the agreement automatically vest in the event of (i) a change in control of the registrant; (ii) Mr. Jonas’ death; or (iii) if Mr. Jonas is terminated without cause or if he terminates his employment for good reason as defined by the Jonas Agreement. A pro rata portion of the restricted shares will vest in the event of termination for cause. If Mr. Jonas resigns for any reason other than for good reason, Mr. Jonas is not entitled to receive any of the shares issued under the Jonas Grants that have not vested as of the date of resignation. The Jonas Grants were made on October 31, 2008 pursuant to the Registrant’s 2005 Stock option and Incentive Plan, as amended and restated (the “Plan”), and are subject to the amendment of the Plan at the Registrant’s annual meeting of stockholders on December 17, 2008.

A copy of the Jonas Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein as if set forth in full. The descriptions of the terms and conditions of the Jonas Agreement set forth above are qualified in their entirety by reference to such exhibit.

On November 5, 2008, Mr. Courter entered into an amendment to his employment agreement (the “Courter Agreement”) with the Registrant. The Registrant had previously reported in the Original 8-K a grant to Mr. Courter of 903,556 restricted shares of Class B Common Stock. Pursuant to the Courter Agreement, Mr. Courter was granted 1,068,907 restricted shares of Class B Common Stock (the “Courter Shares”) in lieu of a cash base salary from January 1, 2009 until October 21, 2009. The Courter Shares were granted in lieu of, and not in addition to, the grant to Mr. Courter of 903,556 restricted shares of Class B Common Stock reported in the Original 8-K.

The Courter Shares are scheduled to vest on October 21, 2009, the last day of the term under the Courter Agreement. Pursuant to the Courter Agreement, all of the restricted shares payable to Mr. Courter under the agreement automatically vest in the event of (i) a change in control of the registrant; (ii) Mr. Courter’s death; or (iii) if Mr. Courter is terminated without cause or if he terminates his employment for good reason as defined by the Courter Agreement. A pro rata portion of the restricted shares will vest in the event of termination for cause. If Mr. Courter resigns for any reason other than for good reason, Mr. Courter is not entitled to receive any of the Courter Shares that have not vested as of the date of resignation. The Courter Shares were granted on November 5, 2008 pursuant to the Plan, and are subject to the amendment of the Plan at the Registrant’s annual meeting of stockholders on December 17, 2008.

A copy of Amendment No. 6 to the Courter Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein as if set forth in full. The descriptions of the terms and conditions of the Courter Agreement set forth above are qualified in their entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Amended and Restated Employment Agreement, dated October 31, 2008, between the Registrant and Howard S. Jonas.
99.2	Amendment No. 6 to Employment Agreement, dated November 5, 2008, between the Registrant and Mr. James A. Courter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: November 6, 2008

EXHIBIT INDEX

Exhibit Number	Document
99.1	Amended and Restated Employment Agreement, dated October 31, 2008, between the Registrant and Howard S. Jonas.
99.2	Amendment No. 6 to Employment Agreement, dated November 5, 2008, between the Registrant and Mr. James A. Courter.